Pluma, Inc.
January 30, 1997
Page 1

                      Allman Spry Leggett & Crumpler, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW

                         380 Knollwood Street, Suite 700
                    Winston-Salem, North Carolina 27103-4152


Telephone                                              Mailing Address
(910) 722-2300                                         P.O. Drawer 5129
                                                       Zip Code 27113-5129
Facsimile
(910) 721-0414

                                January 30, 1997


Pluma, Inc.
801 Fieldcrest Road
Eden, NC 27288

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 3,542,000 shares (the "Shares") of common stock, no par value, of Pluma, Inc., a North Carolina corporation (the "Company").

     In connection with rendering this opinion, we have examined the Articles of Incorporation and Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-1 under the Securities Act relating to the Shares, File No. 333-18755 (as amended, the "Registration Statement"), and the prospectus contained therein (the "Prospectus"), and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the State of North Carolina. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of North Carolina.


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Pluma, Inc.
January 30, 1997
Page 2

     Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be legally issued, fully paid and nonassessable shares.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of the state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                        Very truly yours,

                                        ALLMAN SPRY LEGGETT & CRUMPLER, P.A.





                                       By:
                                           -----------------------------------
                                           Terry Crumpler